Exhibit 99.1

Earnings
Release
FALMOUTH BANCORP, INC.

For further information contact:
Santo P. Pasqualucci
President & CEO
(508) 548-3500


FOR IMMEDIATE RELEASE
---------------------
November 7, 2003


               FALMOUTH BANCORP, INC. REPORTS RESULTS FOR THE
                    FISCAL YEAR ENDED SEPTEMBER 30, 2003

      Falmouth, Massachusetts, November 7, 2003, - Falmouth Bancorp, Inc. (AMEX: FCB) (the "Company"), a Delaware corporation, the holding company for Falmouth Co-operative Bank (the "Bank"), announced today the Company's results of operations for the twelve months ended September 30, 2003. For the twelve months ended September 30, 2003, the Company reported net income of $594,000 as compared to $1.5 million for the twelve months ended September 30, 2002. The decrease was primarily due to tax legislation enacted by the Commonwealth of Massachusetts in March of 2003, effective retroactively to 1999, eliminating the 95% income tax dividend exclusion on dividends the Bank received from its real estate investment trust subsidiary. Additionally, the Company realized losses of $450,000 in its investment securities portfolio. Management chose to divest itself of certain investment securities for tax and other considerations. The Company's basic earnings per share, after an extraordinary item, decreased to $0.68 at September 30, 2003 from $1.73 at September 30, 2002, a decrease of 61%. Diluted earnings per share decreased to $0.64 from $1.64, a decrease of 61% for the same period.

      The Company had average shares outstanding of 880,828 at September 30, 2003, as compared to 860,865 average shares outstanding at September 30, 2002 At September 30, 2003, the Company had repurchased a total of 541,023 shares, or 37.2% of its common stock, leaving 913,727 shares issued and outstanding.

      The Company's total assets were $166.1 million at September 30, 2003, as compared to $154.5 million at September 30, 2002, an increase of $11.6 million or 7.5%. Total deposits were $145.5 million at September 30, 2003, as compared to $131.7 million at September 30, 2002, an increase of $13.8 million, or 10.48%. This increase was due, in part, to consumers seeking safer havens with insured deposits as a result of the downturn in the stock markets. Total net loans were $83.3 million or 57.3% of total deposits at September 30, 2003, as compared to $95.0 million or 72.1% of total deposits at September 30, 2002, representing a decrease of $11.7 million for the period. This decrease is due, in part, to low mortgage rates and to the active local real estate market driving single-family re-financing at lower yields. This resulted in the Bank selling more of its lower rate loans in the secondary market. During the year, the Bank sold $63.7 million in residential mortgages and $1.1 million in commercial mortgages, all with servicing retained. Investment securities were $70.6 million or 42.5% of total assets at September 30, 2003, as compared to $47.7 million or 30.8% of total assets at September 30, 2002. As investment securities matured, funds were reinvested in short-term investment grade securities.

      Net Income. The Company's net income for the twelve months ended September 30, 2003, was $594,000 as compared to $1.5 million for the twelve months ended September 30, 2002. The decrease in net income of $922,000 was primarily due to a decrease in interest expense of $972,000, an increase in other expenses of $630,000, offset by a decrease in interest and dividend income of $2.0 million, an increase in other income of $738,000 and a decrease in income taxes of $61,000. The annualized return on average assets (ROA) for the 12 months ended September 30, 2003 was 0.37%, a decrease of 63 basis points, as compared to 1.00% for the prior year. Interest and dividend income decreased, primarily, as the result of an increase in residential loans re-written at lower rates during the year, accompanied with lower yields on investment securities. The decrease in interest expense was primarily due to the general reduction in interest on deposits.

      Net Interest and Dividend Income. Net interest and dividend income for the twelve-months ended September 30, 2003 was $4.3 million, as compared to $5.3 million for the 12 months ended September 30, 2002. The decrease of $1.0 million was the result of a $2.0 million decrease in interest and dividend income, offset by a $1.0 million decrease in interest expense. The net interest margin for the twelve months ended September 30, 2003 was 2.84%, a decrease of 84 basis points, as compared to 3.68% for the twelve months ended September 30, 2001. The decrease in net interest margin was primarily the result of the decrease in interest income due to the lower general level of interest rates.

      Interest and Dividend Income. Total interest and dividend income for the twelve months ended September 30, 2003 was $6.7 million, a decrease of $2 million as compared to $8.7 million for the twelve months ended September 30, 2002. The decrease in interest and dividend income was due to a $2 million decrease in interest income on loans, and a $17,000 decrease in other interest, offset by a $221,000 increase in interest and dividends on securities and short-term investments. The decrease in interest income on loans was primarily the result of increased refinancing volume at lower rates. The increase in interest and dividends on securities was the result of utilizing cash flow from the refinancing of loans to increase the volume in short-term securities.

      Interest Expense. Interest expense for the twelve months ended September 30, 2003 was $2.4 million, a decrease of $1 million, as compared to $3.4 million for the twelve months ended September 30, 2002. The decrease in interest expense was due to the general decrease in interest rates as well as a decrease in Federal Home Loan Bank borrowings during the period.

      Provision for Loan Loss Expense. The allowance for loan loss account was reduced by $180,000 for the twelve months ended September 30, 2003; no provision was made to the allowance for loan loss account for the twelve months ended September 30, 2002. The provision for loan losses was the result of the Bank's decline in total loans due to the selling of residential mortgages, which is commensurate with loan loss risk. The allowance for loan losses at September 30, 2003 was $761,000, as compared to $939,000 at September 30, 2002, for a decrease of 19%. On September 30, 2003 the Bank had no loans 60 or more days delinquent and no small commercial loans overdue. The Bank's allowance for loan losses to total loans ratio was 0.91% at September 30, 2003.

      Non-interest Income. Non-interest income or other income for the twelve months ended September 30, 2003 was $1.2 million as compared to $502,000 for the twelve months ended September 30, 2002. The $740,000 increase was due to a decrease in net security losses of

$131,000, an increase of $18,000 in service charge income, a $85,000 increase in loan servicing fees a $12,000 increase in other income, and an increase of $494,000 in gains on mortgages sold. Lower market values made it necessary to write down several of the Bank's equity securities holdings during the year. The Bank continued a moderate-term strategic objective of selling off packages of the lowest rate residential loans, service retained, for market gains.

      Non-Interest Expense. Non-interest expense, or other expense, for the twelve months ended September 30, 2003 was $4.0 million as compared to $3.4 million in 2002. A $630,000 increase was primarily due to the combination of an increase in salaries and employee benefits of $251,000, an increase in occupancy expense of $10,000, an increase in data processing fees of $31,000, an increase in Directors' fees of $16,000, an increase in deposit insurance expense of 2,000 an increase in other operating expenses of $361,000, off-set in part by a decrease in equipment expense of $8,000, and a decrease in legal and professional fees of $33,000. The increase in data processing expense was partially due to the modernization of our teller operating equipment and software as well as the implementation of a bank wide area network interconnecting the main office and branches.

      Extraordinary Item. The extraordinary expense item is the result of Massachusetts tax legislation concerning the 95% tax dividend exclusion of dividends received by the Bank from its real estate investment trust subsidiary. The tax legislation expressly disallows the deduction for dividends received from a real estate investment trust subsidiary. As a result of the enactment of the legislation, the Company ceased recording the tax benefits associated with the dividend received deduction and an extraordinary item of $572,000 (net of income tax benefits of $300,000) was recorded in March 2003. On June 20, 2003, the Bank and its subsidiary real estate investment trust entered into an agreement with Massachusetts concerning the dividends received deduction claimed by the Bank. Under the agreement, the Bank paid $250,970 to the Department of Revenue which will abate the balance of all assessments and all tax and interest otherwise remaining due under the assessments. During the quarter ended June 30, 2003, the Bank recorded a credit to extraordinary expense of $295,000, net of tax effects. The Bank's real estate investment trust subsidiary has been dissolved.

      Falmouth Bancorp, Inc. is a publicly owned bank holding company and the parent corporation of Falmouth Co-operative Bank, a Massachusetts chartered stock co-operative bank offering traditional financial products and services. The Bank conducts business through its main office located at 20 Davis Straits, Falmouth, Massachusetts 02540, and its two branch locations in North and East Falmouth. The telephone number is (508) 548-3500.

                   FALMOUTH BANCORP, INC. AND SUBSIDIARIES
                   ---------------------------------------

                         CONSOLIDATED BALANCE SHEETS
                         ---------------------------

                   September 30, 2003 (unaudited) and 2002
                   ---------------------------------------


ASSETS                                                                2003            2002
------                                                            ------------    ------------
Cash, due from banks and interest bearing deposits                $  3,335,059    $  2,916,804
Federal funds sold                                                   4,037,306       4,505,780
                                                                  ------------    ------------
      Total cash and cash equivalents                                7,372,365       7,422,584

Investments in available-for-sale securities (at
 fair value)                                                        37,179,799      18,712,954
Investments in held-to-maturity securities (fair
 values of $32,556,554 as of September 30, 2003
 and $28,034,474 as of September 30, 2002)                          32,549,241      28,060,267
Federal Home Loan Bank stock, at cost                                  878,000         878,000
Loans, net of allowance for loan losses
 of $760,552 as of September 30, 2003
 and $939,173 as of September 30, 2002                              83,319,478      95,009,955
Premises and equipment                                               1,911,894       1,792,016
Accrued interest receivable                                          1,333,910       1,114,924
Cooperative Central Bank Reserve Fund Deposit                          395,395         395,395
Other assets                                                         1,178,108       1,134,907
                                                                  ------------    ------------
      Total assets                                                $166,118,190    $154,521,002
                                                                  ============    ============

LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------
Deposits:
  Noninterest-bearing                                             $ 20,425,557    $ 17,552,180
  Interest-bearing                                                 125,109,413     114,164,879
                                                                  ------------    ------------
      Total deposits                                               145,534,970     131,717,059

Securities sold under agreements to repurchase                               -         471,872
                                                                  ------------    ------------
Federal Home Loan Bank advances                                      2,582,885       5,178,175
Other liabilities                                                      256,956         761,663
                                                                  ------------    ------------
      Total liabilities                                            148,374,811     138,128,769
                                                                  ------------    ------------
Minority preferred stockholders' equity in a
 subsidiary company of Falmouth Co-Operative Bank                            -          53,500
                                                                  ------------    ------------

Stockholders' equity:
  Preferred stock, par value $.01 per share;
   authorized 500,000 shares; none issued
  Common stock, par value $.01 per share;
   authorized 2,500,000 shares; issued 1,454,750 shares                 14,547          14,547
  Paid-in capital                                                   14,093,713      13,981,543
  Retained earnings                                                 13,858,343      13,735,221
  Unallocated Employee Stock Ownership Plan shares                    (213,114)       (301,299)
  Treasury stock (541,023 shares as of September 30, 2003 and
   553,971 shares as of September 30, 2002)                         (9,578,649)     (9,807,890)
   Unearned compensation                                              (340,994)       (477,088)
   Accumulated other comprehensive loss                                (90,467)       (806,301)
                                                                  ------------    ------------
      Total stockholders' equity                                    17,743,379      16,338,733
                                                                  ------------    ------------
      Total liabilities and stockholders' equity                  $166,118,190    $154,521,002
                                                                  ===========    =============


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                   FALMOUTH BANCORP, INC. AND SUBSIDIARIES
                   ---------------------------------------

                      CONSOLIDATED STATEMENTS OF INCOME
                      ---------------------------------

                Years Ended September 30, 2003, 2002 and 2001
                ---------------------------------------------


                                                               2003           2002           2001
                                                            ----------      ----------     ---------
                                                           (unaudited)

Interest and dividend income:
  Interest and fees on loans                                $5,299,009     $7,465,526     $8,455,351
  Interest and dividends on securities:
    Taxable                                                  1,240,007      1,012,470        864,333
    Dividends on marketable equity securities                   75,980         81,525        105,146
  Dividends on Cooperative Bank Investment
   and Liquidity Funds                                               -            551         30,063
  Other interest                                               114,942        131,995        190,265
                                                            ----------     ----------     ----------
      Total interest and dividend income                     6,729,938      8,692,067      9,645,158
                                                            ----------     ----------     ----------

Interest expense:
  Interest on deposits                                       2,188,626      3,093,465      4,120,397
                                                            ----------     ----------     ----------
  Interest on securities sold under agreements
   to repurchase                                                11,179          5,269         36,313
  Interest on Federal Home Loan Bank advances                  218,686        290,944        361,049
                                                            ----------     ----------     ----------
      Total interest expense                                 2,418,491      3,389,678      4,517,759
                                                            ----------     ----------     ----------

      Net interest and dividend income                       4,311,447      5,302,389      5,127,399
(Benefit) provision for loan losses                           (179,868)             -        190,000
                                                            ----------     ----------     ----------

      Net interest and dividend income after (benefit)
       provision for loan losses                             4,491,315      5,302,389      4,937,399
                                                            ----------     ----------     ----------

Other income:
  Service charges on deposit accounts                          198,772        181,205        151,963
  Gains (losses) on investment securities, net                (450,700)      (581,151)       167,957
  Net gains on sales of loans                                1,043,733        550,488         92,427
  Loan servicing fees                                          147,383         62,542         17,952
  Other income                                                 300,911        288,610        266,031
                                                            ----------     ----------     ----------

      Total other income                                     1,240,099        501,694        696,330
                                                            ----------     ----------     ----------

Other expense:
   Salaries and employee benefits                            1,957,968      1,706,956      1,746,736
  Occupancy expense                                            170,115        159,970        192,589
  Equipment expense                                            186,663        195,214        181,129
  Data processing expense                                      427,442        395,818        325,127
  Directors' fees                                               87,165         71,350         54,850
  Legal and professional fees                                  163,971        197,018        226,479
  Deposit insurance expense                                     22,500         21,175         20,821
  Other expense                                              1,015,333        653,552        676,964
                                                            ----------     ----------     ----------
      Total other expense                                    4,031,157      3,401,053      3,424,695
                                                            ----------     ----------     ----------

      Income before income taxes                             1,700,257      2,403,030      2,209,034
Income taxes                                                   829,066        886,845        779,273
                                                            ----------     ----------     ----------
      Net Income, before extraordinary item                    871,191      1,516,185      1,429,761
Extraordinary item, net of tax effects                        (276,959)             -              -
                                                            ----------     ----------     ----------
      Net Income, after extraordinary item                  $  594,232     $1,516,185     $1,429,761
                                                            ==========     ==========     ==========

                   FALMOUTH BANCORP, INC. AND SUBSIDIARIES
                   ---------------------------------------

                      CONSOLIDATED STATEMENTS OF INCOME
                      ---------------------------------

                Years Ended September 30, 2003, 2002 and 2001
                ---------------------------------------------
                                 (Continued)
                                 -----------

                                                           2003        2002     2001
                                                         ------       -----    -----
                                                       (unaudited)

Earnings per common share, before
 extraordinary item                                      $ 1.00       $1.73    $1.48
Loss per common share on
 extraordinary item                                       (0.32)          -        -
                                                         ------       -----    -----
Earnings per common share after
 extraordinary items                                     $ 0.68       $1.73    $1.48
                                                         ======       =====    =====
Earnings per common share, before
 extraordinary item, assuming dilution                   $ 0.94       $1.64    $1.45
Loss per common share on extraordinary item,
 Assuming dilution                                        (0.30)          -        -
                                                         ------       -----    -----
Earnings per common share, after extraordinary item
assuming dilution                                        $ 0.64       $1.64    $1.45
                                                         ======       =====    =====